Exhibit 10.11

SECURITYHOLDERS AGREEMENT

DATED AS OF MAY 7, 2007

AMONG

PTS HOLDINGS CORP.

AND

THE OTHER PARTIES HERETO

i

7.7	Remedies	16
7.8	Notices	16
7.9	Governing Law	17
7.10	Descriptive Headings	17

ii

SECURITYHOLDERS AGREEMENT

This Securityholders Agreement (this “Agreement”) is entered into as of May 7, 2007 by and among PTS Holdings Corp., a Delaware corporation (the “Company”), Blackstone Healthcare Partners V L.P., a Delaware limited partnership (“Blackstone”), BHP PTS Holdings, L.L.C. , a Delaware limited liability company (“Holdings”), parties to this Agreement who are identified as Employees on the signature page hereto (each, an “Employee” and, collectively, the “Employees”), and each other holder of Securities who hereafter executes a separate agreement to be bound by the terms hereof (Blackstone, the Employees and each other Person that is or may become a party to this Agreement as contemplated hereby are sometimes referred to herein collectively as the “Securityholders” and individually as a “Securityholder”). Certain capitalized terms used herein are defined in Section 7.1.

The parties hereto agree as follows:

ARTICLE I

REPRESENTATIONS AND WARRANTIES OF THE PARTIES

1.1 Representations and Warranties of the Company. The Company hereby represents and warrants to the Securityholders that as of the date of this Agreement:

(a) it is a corporation, validly existing and in good standing under the laws of the State of Delaware, it has full power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance by it of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action;

(b) this Agreement has been duly and validly executed and delivered by the Company and constitutes a legal and binding obligation of the Company, enforceable against the Company in accordance with its terms; and

(c) the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby will not, with or without the giving of notice or lapse of time, or both (i) violate any provision of law, statute, rule or regulation to which the Company is subject, (ii) violate any order, judgment or decree applicable to the Company, or (iii) conflict with, or result in a breach or default under, any term or condition of the Company’s organizational documents or any agreement or instrument to which the Company is a party or by which it is bound.

1.2 Representations and Warranties of the Securityholders. Each Securityholder (as to himself or itself only) represents and warrants to the Company and the other Securityholders that, as of the time such Securityholder becomes a party to this Agreement:

(a) this Agreement (or the separate joinder agreement executed by such Securityholder) has been duly and validly executed and delivered by such Securityholder, and this Agreement constitutes a legal and binding obligation of such Securityholder, enforceable against such Securityholder in accordance with its terms; and

(b) the execution, delivery and performance by such Securityholder of this Agreement (or any joinder to this Agreement) and the consummation by such Securityholder of the transactions contemplated hereby (and thereby) will not, with or without the giving of notice or lapse of time, or both, (i) violate any provision of law, statute, rule or regulation to which such Securityholder is subject, (ii) violate any order, judgment or decree applicable to such Securityholder, or (iii) conflict with, or result in a breach or default under, any term or condition of any agreement or other instrument to which such Securityholder is a party or by which such Securityholder is bound.

ARTICLE II

VOTING AGREEMENTS

2.1 Election of Directors.

(a) On or prior to the Lapse Date, each Person, other than the Company, that is a party to this Agreement hereby agrees that such Person will vote, or cause to be voted, all voting securities of the Company over which such Person has the power to vote or direct the voting, and will take all other necessary or desirable action within such Person’s control, and the Company will take all necessary and desirable actions within its control, to cause the authorized number of directors for each of the respective boards of directors of the Company and its Subsidiaries to be established at up to seven directors, and to elect or cause to be elected to the respective boards of directors of the Company and each of its Subsidiaries and cause to be continued in office, such individuals as are designated from time to time by Holdings.

(b) If at any time on or prior to the Lapse Date, Holdings shall notify the other parties to this Agreement of their desire to remove, with or without cause, any individual from a Company or Subsidiary directorship, all such parties so notified will vote, or cause to be voted, all voting securities of the Company and the aforementioned Subsidiaries over which they have the power to vote or direct the voting, and shall take all such other actions promptly as shall be necessary or desirable to cause the removal of such director.

(c) If at any time on or prior to the Lapse Date, any director ceases to serve on the board of directors of the Company or any of its Subsidiaries (whether due to resignation, removal or otherwise), Holdings shall be entitled to designate a successor member/director to fill the vacancy created thereby. Each Person that is a party hereto agrees to vote, or cause to be voted, all voting securities of the Company and the aforementioned Subsidiaries over which such Person has the power to vote or direct the voting, and shall take all such other actions as shall be necessary or desirable to cause the designated successor to be elected to fill such vacancy.

(d) Nothing in this Agreement shall be construed to impair any rights that the unitholders or stockholders of the Company or any Subsidiary of the Company may have to remove any director for cause under applicable law or the organizational documents of the Company or such Subsidiary, as the case may be. No such removal of an individual designated pursuant to this Section 2.1 for cause shall affect any of Holdings’ rights to designate a different individual pursuant to this Section 2.1 to fill the position from which such individual was removed.

(e) The provisions of this Section 2.1 shall remain in effect following the first Public Offering.

2.2 Other Voting Matters.

(a) Each party to this Agreement hereby agrees that such party will vote, or cause to be voted, all voting securities of the Company and its Subsidiaries over which such party has the power to vote or direct the voting, either in person or by proxy, whether at a securityholders meeting, or by written consent, in the manner in which Holdings directs in connection with the approval of any amendment or amendments to the Company’s organizational documents, the merger, security exchange, combination or consolidation of the Company with any other Person or Persons, the sale, lease or exchange of all or substantially all of the property and assets of the Company and its Subsidiaries on a consolidated basis, and the reorganization, recapitalization, liquidation, dissolution or winding-up of the Company; provided, however, that this shall not apply with respect to any change in the Company’s organizational documents that would have a material adverse effect on the management of the Company.

(b) In order to effectuate the provisions of Sections 2.1 and 2.2 hereof, each holder of Employee Securities hereby grants to John Lowry, or if John Lowry shall cease to be the Chief Executive Officer of the Company, to his successor in such position with the Company, or if the Chief Executive Officer of the Company shall be unable to exercise this proxy due to illness or absence or if the position of Chief Executive Officer of the Company shall be vacant, to the General Counsel of the Company, a proxy to vote at any annual or special meeting of Securityholders, or to take any action by written consent in lieu of such meeting with respect to, or to otherwise take action in respect of, all of the Securities owned or held of record by such holder in connection with the matters set forth in Sections 2.1 and 2.2 hereof in accordance with the provisions of Sections 2.1 and 2.2 hereof. Each of the proxies granted hereby is irrevocable and is coupled with an interest. To effectuate the provisions of this Section 2.2(b), the Secretary of each of the Company and each of the aforementioned Subsidiaries of the Company, or if there be no Secretary such other officer or employee of the Company or such Subsidiaries as the board of directors of the Company or such Subsidiaries may appoint to fulfill the duties of the Secretary, shall not record any vote or consent or other action contrary to the terms of this Section 2.2(b).

ARTICLE III

TRANSFERS OF SECURITIES

3.1 Restrictions on Transfer of Employee Securities. Prior to the earliest of (i) a Qualified Public Offering, (ii) the occurrence of a Change of Control and (ii) the fifth anniversary of the date hereof (the “Lapse Date”), no holder of Employee Securities may Transfer any Employee Securities except in an Exempt Employee Transfer.

3.2 Right of First Refusal.

(a) If, at any time on or after the Lapse Date and prior to a Qualified Public Offering, any holder of Employee Securities (for purposes of this Section 3.2(a), a “Selling Employee Holder”) proposes to sell any or all of his Employee Securities (other than in an Exempt Employee Transfer) to a third party (a “Proposed Sale”), such Selling Employee Holder shall first notify the Company in writing. Such Selling Employee Holder’s notice to the Company (the “Proposed Sale Notice”) shall (i) state such Selling Employee Holder’s intention to sell Employee Securities to one or more persons, the amount of Employee Securities to be sold, the purchase price therefor, and the other material terms of the Proposed Sale and (ii) contain an irrevocable offer to sell such Employee Securities to the Company (in the manner set forth below) at a purchase price equal to the price contained in, and on the same terms and conditions of, the Proposed Sale.

(b) At any time within fifteen (15) days after the date of the receipt by the Company of the Proposed Sale Notice, the Company shall have the right and option to purchase, or to arrange for a third party to purchase, all of the Employee Securities covered by the Proposed Sale Notice at the same price and on the same terms and conditions of the Proposed Sale (or, if the Proposed Sale includes any consideration other than cash, then, at the sole option of the Company, at the equivalent all cash price, determined in good faith by the board directors of the Company taking into account the value of the property), by delivering a certified bank check or checks in the appropriate amount (or by wire transfer of immediately available funds, if the Selling Employee Holder provides to the Company wire transfer instructions) (and any such non-cash consideration to be paid) to the Selling Employee Holder at the principal office of the Company against delivery of certificates or other instruments representing the Employee Securities so purchased, appropriately endorsed by the Selling Employee Holder. If at the end of the 15-day period, the Company or such third party has not tendered the purchase price for such Employee Securities in the manner set forth above, the Selling Employee Holder may, during the succeeding 60-day period, sell not less than all of the Employee Securities covered by the Proposed Sale to a third party on terms no less favorable to the Selling Employee Holder than those contained in the Proposed Sale Notice. Promptly after such sale, the Selling Employee Holder shall notify the Company of the consummation thereof and shall furnish such evidence of the completion and time of completion of such sale and of the terms thereof as may reasonably be requested by the Company. If, at the end of sixty (60) days following the expiration of the 15-day period during which the Company is entitled hereunder to purchase the Employee Securities, the

Selling Employee Holder has not completed the sale of such Employee Securities as aforesaid, all of the restrictions on sale, transfer or assignment contained in this Agreement shall again be in effect with respect to such Employee Securities.

3.3 Restrictions on Transfers of Blackstone Securities.

(a) Tag-Along Rights. Subject to the next paragraph, prior to making any Transfer of Blackstone Securities (other than a Transfer described in Section 3.3(b)) held by Blackstone on the Closing Date, any holder of Blackstone Securities proposing to make such a Transfer (for purposes of this Section 3.3, a “Selling Blackstone Holder”) shall give at least twenty one (21) days’ prior written notice to each holder of Employee Securities (for purposes of this Section 3.3, each an “Other Holder”) and the Company, which notice (for purposes of this Section 3.3, the “Sale Notice”) shall identify the type and amount of Blackstone Securities to be sold (for purposes of this Section 3.3, the “Offered Securities”), describe the terms and conditions of such proposed Transfer, and identify each prospective transferee. Any of the Other Holders may, within fourteen (14) days of the receipt of the Sale Notice, give written notice (each, a “Tag-Along Notice”) to the Selling Blackstone Holder that such Other Holder wishes to participate in such proposed Transfer upon the terms and conditions set forth in the Sale Notice, which Tag-Along Notice shall specify the Employee Securities such Other Holder desires to include in such proposed Transfer; provided, however, that (1) each Other Holder shall be required, as a condition to being permitted to sell Employee Securities pursuant to this Section 3.3(a) in connection with a Transfer of Offered Securities, to elect to sell Employee Securities of the same type and class and in the same relative proportions as the Securities which comprise the Offered Securities, (2) Employee Securities that are subject to vesting shall not be entitled to be sold pursuant to this Section 3.3(a) unless such Employee Security has fully vested; and (3) to exercise its tag-along rights hereunder, each Other Holder must agree to make to the transferee the same representations, warranties, covenants, indemnities and agreements as the Selling Blackstone Holder agrees to make in connection with the Transfer of the Offered Securities (except that in the case of representations and warranties pertaining specifically to, or covenants made specifically by, the Selling Blackstone Holder, the Other Holders shall make comparable representations and warranties pertaining specifically to (and, as applicable, covenants by) themselves), and must agree to bear his or its ratable share (which may be joint and several but shall be based on, and limited to, the value of Securities that are Transferred by each such Securityholder) of all liabilities to the transferees arising out of representations, warranties, covenants and indemnities (other than those representations, warranties, covenants and indemnities that pertain specifically to a given Securityholder, who shall bear all of the liability related thereto) or other agreements made in connection with the Transfer. Each Securityholder will bear (x) its or his own costs of any sale of Securities pursuant to this Section 3.3(a) and (y) its or his pro-rata share (based upon the relative amount of proceeds received for the Securities sold) of the costs of any sale of Securities pursuant to this Section 3.3(a) (excluding all amounts paid to any Securityholder or his or its Affiliates as a transaction fee, broker’s fee, finder’s fee, advisory fee, success fee, or other similar fee or charge related to the consummation of such sale) to the extent such costs are incurred for the benefit of all Securityholders and are not otherwise paid by the transferee.

If none of the Other Holders gives the Selling Blackstone Holder a timely Tag-Along Notice with respect to the Transfer proposed in the Sale Notice, then (notwithstanding the first sentence of Section 3.3(a)) the Selling Blackstone Holder may Transfer such Offered Securities on the terms and conditions set forth, and to or among any of the transferees identified (or Affiliates of transferees identified), in the Sale Notice at any time within ninety (90) days after expiration of the fourteen-day period for giving Tag-Along Notices with respect to such Transfer. Any such Offered Securities not Transferred by the Selling Blackstone Holder during such ninety-day period will again be subject to the provisions of this Section 3.3(a) upon subsequent Transfer. If one or more Other Holders give the Selling Blackstone Holder a timely Tag-Along Notice, then the Selling Blackstone Holder shall use its reasonable efforts to obtain the agreement of the prospective transferee(s) to the participation of the Other Holders in any contemplated Transfer, on the same terms and conditions as are applicable to the Offered Securities, and no Selling Blackstone Holder shall transfer any of its units or shares, as the case may be, to any prospective transferee if such prospective transferee(s) declines to allow the participation of the Other Holders. If the prospective transferee(s) is unwilling or unable to acquire all of the Offered Securities and all of the Employee Securities specified in a timely Tag-Along Notice upon such terms, then the Selling Blackstone Holder may elect either to cancel such proposed Transfer or to allocate the maximum number of each class of Securities that the prospective transferees are willing to purchase (the “Allocable Shares”) among the Selling Blackstone Holder and the Other Holders giving timely Tag-Along Notices as follows (it being understood that the prospective transferees shall be required to purchase Securities of the same class on the same terms and conditions taking into account the provisions of clause (1) of Section 3.3(a), and to consummate such Transfer on those terms and conditions):

(i) each participating Securityholder (including the Selling Blackstone Holder) shall be entitled to sell a number of shares or units of each class of Securities (taking into account the provisions of clause (1) of Section 3.3(a)) (not to exceed, for any Other Holder, the number of shares or units of such class of Securities identified in such Other Holder’s Tag-Along Notice) equal to the product of (A) the number of Allocable Shares of such class of Securities and (B) a fraction, the numerator of which is such Securityholder’s Ownership Percentage of such class of Securities and the denominator of which is the aggregate Ownership Percentage for all participating Securityholders of such class of Securities; provided, however, that if a Securityholder was unable to sell Securities in one or more prior Transfers effected pursuant to this Section 3.3(a) because of clause (2) of Section 3.3(a) and, as a result, the aggregate percentage of Securities sold by such Securityholder in Transfers effected pursuant to this Section 3.3(a) is less than the aggregate percentage of Securities sold by Blackstone in such Transfers, then additional Allocable Shares shall be allocated to such Securityholder (not to exceed the number of Securities identified in such Securityholder’s Tag-Along Notice) in priority over other Securityholders until, after giving effect to the Transfer proposed to be effected, the aggregate percentage of Securities sold by Blackstone and such Securityholder are equal; and

(ii) if after allocating the Allocable Shares of any class of Securities to such Securityholders in accordance with clause (i) above, there are any Allocable Shares of such class that remain unallocated, then they shall be allocated (in one or more successive allocations on the basis of the allocation method specified in clause (i) above) among the Selling Blackstone Holder and each such Other Holder that has elected in its Tag-Along Notice to sell a greater number of shares or units of such class of Securities than previously has been allocated to it pursuant to clause (i) and this clause (ii) (all of whom (but no others) shall, for purposes of clause (i) above, be deemed to be the participating Securityholders) until all such Allocable Shares have been allocated in accordance with this clause (ii).

(b) Excluded Transfers. The rights and restrictions contained in Section 3.3(a) shall not apply with respect to any of the following Transfers of Securities:

(i) any Transfer of Blackstone Securities to any Person or group of Persons on or prior to the six month anniversary of the Closing Date in connection with the syndication of such Blackstone Securities;

(ii) any Transfer of Blackstone Securities in a Public Sale (subject to the registration rights of holders of Employee Securities in Article V);

(iii) any Transfer of Blackstone Securities to and among the members, partners or Affiliates of Blackstone and the members, partners, securityholders and employees of such partners (subject to compliance with Sections 3.4 and 3.5 hereof);

(iv) any Transfer of Blackstone Securities in accordance with Section 4.1;

(v) any Transfer of Blackstone Securities incidental to the exercise, conversion or exchange of such securities in accordance with their terms or any reclassification or combination of shares (including any reverse stock split) or any recapitalization, reorganization or reclassification of, or any merger or consolidation involving, the Company; and

(vi) any Transfer of Blackstone Securities to employees or directors of, or consultants to, any of the Company and its Subsidiaries.

(c) Excluded Securities. No Securities that have been transferred by the Selling Blackstone Holder or an Other Holder in a Transfer pursuant to the provisions of Section 3.3(a) (“Excluded Securities”) shall be subject again to the restrictions set forth in Section 3.3(a), nor shall any Securityholder holding Excluded Securities be entitled to exercise any rights as an Other Holder under Section 3.3(a) with respect to such Excluded Securities, and no Excluded Securities held by a Selling Blackstone Holder or any Other Holder shall be counted in determining the respective participation rights of such holders in a Transfer subject to Section 3.3(a).

(d) The provisions of this Section 3.3 shall remain in effect following the first Public Offering.

3.4 Securities Act Compliance. No Securities may be transferred by a holder of Employee Securities (other than pursuant to an effective registration statement under the Securities Act) unless such Securityholder first delivers to the Company an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company, to the effect that such Transfer is not required to be registered under the Securities Act.

3.5 Certain Transferees Bound by Agreement. Subject to compliance with the other provisions of this Article III, any Securityholder may Transfer any Securities held by such Securityholder in accordance with applicable law; provided, however, that if the Transfer is not made pursuant to a Public Sale or a transaction the consummation of which will cause the termination of this Agreement pursuant to Article VI, then the transferor of such Security shall first deliver to the Company a written agreement of the proposed transferee (excluding a transferee that is a Limited Partner) to become a Securityholder and to be bound by the terms of this Agreement (unless such proposed transferee is already a Securityholder). All Employee Securities will continue to be Employee Securities in the hands of any transferee (other than the Company, Blackstone or any transferee in a Public Sale); provided that Employee Securities Transferred pursuant to an exercise of tag-along rights as an Other Holder under Section 3.3(a) shall not be subject to the provisions of Section 3.1 in the hands of the transferee or any subsequent transferee. All Blackstone Securities will continue to be Blackstone Securities in the hands of any transferee (other than the Company, the Employees or a transferee in a Public Sale).

3.6 Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Securities in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Securities as the owner of such Securities for any purpose.

ARTICLE IV

DRAG-ALONG RIGHTS ON APPROVED SALE

4.1 Drag-Along Rights.

(a) Subject to the next paragraph, if Blackstone or Holdings elects to consummate, or to cause the Company to consummate, a transaction constituting a Change of Control, Blackstone or Holdings, as applicable, shall notify the Company and the other Securityholders in writing of that election, the other Securityholders will consent to and raise no objections to the proposed transaction, and the Securityholders and the Company will take all other actions reasonably necessary or desirable to cause the consummation of such transaction on the terms proposed by Blackstone or Holdings (a “Drag Along Sale”). Without limiting the foregoing, (i) if the proposed Drag Along Sale is structured as a sale of assets or a merger or consolidation, or otherwise requires

Securityholders approval, the Securityholders and the Company will vote or cause to be voted all Securities that they hold or with respect to which such Securityholder has the power to direct the voting and which are entitled to vote on such transaction in favor of such transaction and will waive any appraisal rights which they may have in connection therewith, and (ii) if the proposed Drag Along Sale is structured as or involves a sale or redemption of Securities, the Securityholders will agree to sell their pro-rata share of the Securities being sold in such Drag Along Sale on the terms and conditions approved by Blackstone or Holdings, and the Securityholders will execute any merger, asset purchase, security purchase, recapitalization or other sale agreement approved by Blackstone in connection with such Change of Control.

(b) The obligations of the Securityholders with respect to the Drag Along Sale are subject to the satisfaction of the following conditions: (i) upon the consummation of the Drag Along Sale, all of the holders of a particular class or series of Securities (if any consideration is to be received by any of them) shall receive the same form and amount of consideration per share, unit or amount of Securities, or if any holders of a particular class or series of Securities are given an option as to the form and amount of consideration to be received, all holders of such class or series will be given the same option and (ii) if consideration is to be received by holders of Securities, all holders of then currently exercisable rights to acquire a particular class or series of Securities will be given an opportunity to either (A) exercise such rights prior to the consummation of the Drag Along Sale and participate in such sale as holders of such Securities or (B) upon the consummation of the Drag Along Sale, receive in exchange for such rights consideration equal to the amount determined by multiplying (1) the same amount of consideration per share, unit or amount of Securities received by the holders of such type and class of Securities in connection with the Drag Along Sale less the exercise price per share, unit or amount of such rights to acquire such Securities by (2) the number of shares, units or aggregate amount of Securities represented by such rights.

(c) Each Securityholder will bear its or his pro-rata share (based upon the relative amount of proceeds received for the Securities sold) of the reasonable costs of any sale of Securities pursuant to a Drag Along Sale to the extent such costs are incurred for the benefit of all Securityholders and are not otherwise paid by the Company or the acquiring party. Costs incurred by or on behalf of a Securityholder for its or his sole benefit will not be considered costs of the transaction hereunder. In the event that any transaction that Blackstone elects to consummate or cause to be consummated pursuant to this Section 4.1 is not consummated for any reason, the Company will reimburse Blackstone for all actual and reasonable expenses paid or incurred by Blackstone in connection therewith. No Securityholder shall be required to make any representation, warranty, covenant or indemnity that pertains specifically to any other Securityholder, nor shall any Securityholder be required to enter into any non-competition agreement in connection with such Change of Control transaction.

(d) Notwithstanding any provision in this Agreement to the contrary, Blackstone and its Affiliates shall be entitled to be paid customary and reasonable fees by Holdings, the Company or any Subsidiary for any investment banking services provided by it in connection with a Change of Control.

(e) The provisions of this Section 4.1 shall remain in effect following the first Public Offering.

ARTICLE V

PIGGYBACK RIGHTS

5.1 Piggyback Rights. The parties hereto agree that, with respect to the Employee Securities, the Employees shall have all of the piggyback rights of a Securityholder as set forth under Article IV of the Holdings Securityholders Agreement.

ARTICLE VI

AMENDMENT AND TERMINATION

6.1 Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or the Securityholders unless such modification, amendment or waiver is approved in writing by each of the Company and Holdings; provided that no such modification, amendment or waiver may materially and adversely affect Section 2.2(a) of this Agreement, Employee Securities or the rights or obligations hereunder of holders of Employee Securities unless approved in writing by the Employee Majority Holders. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

6.2 Termination of Agreement. This Agreement will terminate in respect of all Securityholders (a) with the written consent of the Company, Holdings and the Employee Majority Holders, (b) upon the dissolution, liquidation or winding-up of the Company or (c) upon the consummation of a Change of Control (except with respect to the registration rights under Article V, which shall survive). The termination of this Agreement will not affect any indemnification and contribution obligations under Article V, which shall survive.

6.3 Termination as to a Party. Any Person who ceases to hold any Securities shall cease to be a Securityholder and shall have no further rights or obligations under this Agreement (except with respect to any indemnification and contribution obligations under Article V).

ARTICLE VII

MISCELLANEOUS

7.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth or as referenced below:

“Affiliate” of any particular Person means any other Person Controlling, Controlled by or under common Control with such particular Person or, in the case of a natural Person, any other member of such Person’s Family Group.

“Agreement” has the meaning set forth in the preface.

“Allocable Shares” has the meaning set forth in Section 3.3(a).

“Blackstone” has the meaning set forth in the preface.

“Blackstone Securities” means (a) Blackstone Units, (b) Securities, Common Stock, Common Stock Equivalents hereafter acquired by Blackstone, and (c) any securities of the Company issued with respect to the securities referred to in clause (a) or (b) above by way of a payment-in-kind, stock dividend, or stock split or in connection with a combination of shares, exchange, conversion, recapitalization, merger, consolidation or other reorganization, or otherwise.

“Blackstone Units” means the Units issued to Blackstone on the date hereof.

“Change of Control” means (i) the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company or Holdings to any “person” or “group” (as such terms are defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than Blackstone or its affiliates (as defined in Rule 501(b) of the Securities Act) or (ii) any person or group, other than the Blackstone or its affiliates, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the voting equity of the Company or Holdings, including by way of merger, consolidation or otherwise and the Blackstone ceases to directly or indirectly control the board of directors of the Company.

“Closing Date” means April 10, 2007.

“Common Stock” has the meaning set forth in the Holdings Securityholders’ Agreement.

“Common Stock Equivalents” means (without duplication with any Units, Common Stock or other Common Stock Equivalents) rights, warrants, options, convertible securities, or exchangeable securities or indebtedness, or other rights, exercisable for or convertible or exchangeable into, directly or indirectly, Units, Common Stock or securities exercisable for or convertible or exchangeable into Units or Common Stock, as the case may be, whether at the time of issuance or upon the passage of time or the occurrence of some future event.

“Company” has the meaning set forth in the preface.

“Control” (including, with correlative meaning, all conjugations thereof) means with respect to any Person, the ability of another Person to control or direct the actions or policies of such first Person, whether by ownership of voting securities, by contract or otherwise.

“Drag Along Sale” has the meaning set forth in Section 4.1(a).

“Employee Majority Holders” means the Person or Persons having beneficial ownership of a majority of the Common Stock constituting Employee Securities.

“Employee Securities” means (a) Securities acquired by the Employees on or after the date of this Agreement under the Management Equity Subscription Agreements, (b) any Securities, Common Stock or Common Stock Equivalents hereafter acquired by any holder of Employee Securities, and (c) any securities issued with respect to the securities referred to in clauses (a) or (b) above by way of a payment-in-kind, stock dividend or stock split or in connection with a combination of shares, exchange, conversion, recapitalization, merger, consolidation or other reorganization, or otherwise.

“Employees” has the meaning set forth in the preface.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Securities” has the meaning set forth in Section 3.3(c).

“Exempt Employee Transfer” means a Transfer of Employee Securities (a) pursuant to an exercise of tag-along rights as an Other Holder under Section 3.3, (b) pursuant to a Change of Control under Section 4.1 or other transaction approved under Section 2.2, (c) to the Company pursuant to a call option under a Management Equity Subscription Agreement, (d) pursuant to an exercise of incidental registration rights pursuant to Article V, (e) upon the death of the holder pursuant to the applicable laws of descent and distribution, (f) if expressly permitted by an Employee’s Management Equity Subscription Agreement, (g) solely to or among such Employee’s Family Group, (h) incidental to the exercise, conversion or exchange of such securities in accordance with their terms, any combination of shares (including any reverse stock split) or (i) to Blackstone or any of its Affiliates.

“Family Group” means, with respect to any individual, such individual’s spouse and descendants (whether natural or adopted) and any trust, partnership, limited liability company or similar vehicle established and maintained solely for the benefit of (or the sole members or partners of which are) such individual, such individual’s spouse and/or such individual’s descendants.

“Holdings” has the meaning set forth in the preface.

“Holdings Securityholders Agreement” means the Securityholders Agreement among Holdings and its members, as it may be amended from time to time.

“Lapse Date” has the meaning set forth in Section 3.1.

“Limited Partner” means a limited partner of Blackstone (excluding any such limited partner who is an employee either of the general partner of Blackstone or an Affiliate of the general partner of Blackstone).

“Management Equity Subscription Agreements” mean the management equity subscription agreements between the Company and the respective Employees, as such agreement may be amended from time to time.

“Offered Securities” has the meaning set forth in Section 3.3(a).

“Other Holder” has the meaning set forth in Section 3.3(a).

“Ownership Percentage” means, for each Securityholder and with respect to a type and class of Security, the percentage obtained by dividing the number of units or shares of such Security held by such Securityholder by the total number of units or shares of such Security (other than Excluded Securities) outstanding.

“Person” means an individual, a partnership, a joint venture, a corporation, an association, a joint stock company, a limited liability company, a trust, an unincorporated organization or a government or any department or agency or political subdivision thereof.

“Proposed Sale” has the meaning set forth in Section 3.2(a).

“Proposed Sale Notice” has the meaning set forth in Section 3.2(a).

“Public Offering” means a sale of Common Stock to the public in an offering pursuant to an effective registration statement filed with the SEC pursuant to the Securities Act, as then in effect, provided that a Public Offering shall not include an offering made in connection with a business acquisition or combination or an employee benefit plan.

“Public Sale” means a sale of Securities pursuant to a Public Offering or a Rule 144 Sale.

“Qualified Public Offering” means a Public Offering which results in (i) at least 25% of the Company’s or Holdings’ outstanding equity securities on a fully diluted basis having been issued as a result of such Public Offering or (ii) aggregate gross proceeds to Blackstone equal to 50% of the value of Blackstone’s equity interest in Holdings or the Company as of the Closing Date.

“Rule 144 Sale” means a sale of Securities to the public through a broker, dealer or market-maker pursuant to the provisions of Rule 144 adopted under the Securities Act (or any successor rule or regulation).

“Sale Notice” has the meaning set forth in Section 3.3(a).

“SEC” means the Securities and Exchange Commission.

“Securities” means, collectively, the Blackstone Securities and the Employee Securities.

“Securityholder” has the meaning set forth in the preface.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Selling Employee Holder” has the meaning set forth in Section 3.2(a).

“Selling Blackstone Holder” has the meaning set forth in Section 3.3(a).

“Subsidiary” means any corporation, limited liability company, partnership or other entity with respect to which another specified entity has the power to vote or direct the voting of sufficient securities to elect directors (or comparable authorized persons of such entity) having a majority of the voting power of the board of directors (or comparable governing body) of such entity.

“Tag-Along Notice” has the meaning set forth in Section 3.3(a).

“Transfer” means (in either the noun or the verb form, including with respect to the verb form, all conjugations thereof within their correlative meanings) with respect to any security, the gift, sale, assignment, transfer, pledge, hypothecation or other disposition (whether for or without consideration, whether directly or indirectly, and whether voluntary, involuntary or by operation of law) of such Security or any interest therein.

“Units” shall mean the membership interests of Holdings.

7.2 Legends.

(a) Securityholders Agreement. Each certificate or instrument evidencing Securities, if any, and each certificate or instrument, if any, issued in exchange for or upon the Transfer of any such Securities (if such securities remain subject to this Agreement after such Transfer) shall be stamped or otherwise imprinted with a legend (as appropriately completed under the circumstances) in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE CONSTITUTE EMPLOYEE SECURITIES UNDER A CERTAIN SECURITYHOLDERS AGREEMENT DATED AS OF MAY 7, 2007 AMONG THE ISSUER OF SUCH SECURITIES (THE “COMPANY”) AND CERTAIN OF THE COMPANY’S SECURITYHOLDERS AND, AS SUCH, ARE SUBJECT TO CERTAIN VOTING PROVISIONS, PURCHASE RIGHTS AND RESTRICTIONS ON TRANSFER SET FORTH IN THE SECURITYHOLDERS AGREEMENT. A COPY OF SUCH SECURITYHOLDERS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(b) Restricted Securities. Each instrument or certificate, if any, evidencing Securities and each instrument or certificate, if any, issued in exchange or upon the Transfer of any Securities shall be stamped or otherwise imprinted with a legend substantially in the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED OR SOLD UNLESS IT HAS BEEN REGISTERED UNDER THE SECURITIES ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE (AND, IN SUCH CASE, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY SHALL HAVE BEEN DELIVERED TO THE COMPANY TO THE EFFECT THAT SUCH OFFER OR SALE IS NOT REQUIRED TO BE REGISTERED UNDER THE SECURITIES ACT).”

(c) Removal of Legends. Whenever in the opinion of the Company and counsel reasonably satisfactory to the Company (which opinion shall be delivered to the Company in writing) the restrictions described in any legend set forth above cease to be applicable to any Securities, the holder thereof shall be entitled to receive from the Company, without expense to the holder, a new instrument or certificate not bearing a legend stating such restriction.

7.3 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

7.4 Entire Agreement. Except as otherwise expressly set forth herein, this document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

7.5 Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Securityholders and any subsequent holders of Securities and the respective successors and assigns of each of them, so long as they hold Securities.

7.6 Counterparts. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

7.7 Remedies. The Company and the Securityholders shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement (including costs of enforcement) and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company or any Securityholder may in its or his sole discretion apply to any court of law or equity of competent jurisdiction for specific performance or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

7.8 Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) to the Company at the address set forth below and to any other recipient at the address indicated on the Company’s records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when sent by facsimile (receipt confirmed) delivered personally, five days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service. The Company’s address is:

PTS Holdings Corp.

c/o Cardinal Health 409, Inc.

14 Schoolhouse Road, Somerset, NJ 08873

Attention: John Lowry

Fax: (732) 537-5932

A copy of each notice given to the Company shall be given to Holdings or Blackstone (and no notice to the Company shall be effective until such copy is delivered to Blackstone or Holdings) at the following addresses:

BHP PTS Holdings, L.L.C.

c/o The Blackstone Group

345 Park Avenue

New York, NY 10154

Attention: Chinh Chu

Fax: 212-583-5722

Blackstone Capital Partners V L.P.

c/o The Blackstone Group

345 Park Avenue

New York, NY 10154

Attention: Chinh Chu

Fax: 212-583-5722

with a copy to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017-3954

Attention: Wilson Neely

       Brian Robbins

Fax: 212-455-2502

7.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of laws principles thereof.

7.10 Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

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[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Securityholders Agreement on the day and year first above written.

PTS HOLDING CORP.

By:	/s/ Chinh Chu
	Name:	Chinh Chu
	Title:	President

BLACKSTONE HEALTHCARE PARTNERS L.L.C.

By: BLACKSTONE CAPITAL PARTNERS V, L.P., managing member

By: BLACKSTONE MANAGEMENT ASSOCIATES L.L.C., its general partner

By:	/s/ Chinh Chu
	Name:	Chinh Chu
	Title:	Manager

BHP PTS HOLDINGS L.L.C

By: BLACKSTONE HEALTHCARE PARTNERS L.L.C., managing member

By: BLACKSTONE CAPITAL PARTNERS V L.P., managing member

By: BLACKSTONE MANAGEMENT ASSOCIATES V L.L.C., its general partner

By:	/s/ Chinh Chu
	Name:	Chinh Chu
	Title:	Manager

[Name]

PTS Holdings Corp. Securityholders Agreement